FORM 8-K



                       Securities and Exchange Commission
                             Washington, D. C. 20549



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 1998

                         Commission File Number: 0-14820


                                  IMMUCOR, INC.
             (Exact name of registrant as specified in its charter)


                               Georgia 22-2408354
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

     3130 Gateway Drive P.O. Box 5625 Norcross, Georgia 30091-5625 (Address
                   of principal executive offices) (Zip Code)



                  Registrant's telephone number: (770) 441-2051





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 27, 1998 ("Closing Date"), pursuant to a definitive merger agreement dated September 21, 1998, Immucor, Inc. ("Immucor"), through a newly formed subsidiary ("Gamma Acquisition Corporation"), acquired 94.3% of the issued and outstanding shares of Gamma Biologicals, Inc. ("Gamma Biologicals"). Immucor purchased the shares from Gamma shareholders ("Shareholders") for a cash tender offer of $5.40 per share for a total transaction value of $24,322,753 ("Purchase Price"), subject to certain adjustments. According to the depository for the offer, 4,361,110 shares were tendered pursuant to the offer (including approximately 20,956 shares subject to guarantees of delivery) and Immucor purchased all shares tendered. The Purchase Price was determined through arm's length negotiations and $5,000,000 of the Purchase Price was paid in cash and the remaining $19,322,753 of the Purchase Price was funded by a $20,000,000 loan from Wachovia Bank of Georgia, N.A., a U.S. commercial bank, to Gamma Acquisition Corporation.

Immucor effected the merger of Gamma Acquisition Corporation into Gamma Biologicals on October 30, 1998. In the merger, each remaining outstanding share of Gamma Biologicals was converted into the right to receive $5.40 net in cash and Gamma Biologicals became a wholly-owned subsidiary of Immucor.

Located in Houston, Texas, Gamma Biologicals manufactures and sells a wide variety of in-vitro diagnostic reagents to blood donation centers, transfusion departments of hospitals, medical laboratories and research institutions through a direct sales force and distributor network. Immucor will operate Gamma Biologicals as a wholly-owned subsidiary and intends to continue to use the equipment and other physical property obtained in the Acquisition in the blood-banking business. Gamma Biologicals' annual sales volume is approximately $18,000,000.

Prior to the Closing Date, none of the Shareholders had a material relationship with Immucor or its affiliates or any director or officer of Immucor or any associate of any Immucor director or officer.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)  Financial Statements

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item
7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after November 11, 1998.

(b)  Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after November 11, 1998.

(c)  Exhibits

Exhibit
 Number   Description

  99.1 Agreement and Plan of Merger dated as of September 21, 1998, among Immucor, Gamma Acquisition Corporation, and Gamma Biologicals (incorporated herein by reference to Exhibit (c)(1) to Immucor's
          Schedule 14D-1 Tender Offer Statement filed September 25, 1998 pursuant to Section 14 (D)(1) of the Securities Exchange Act of 1934).

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  IMMUCOR, INC.
                                  (Registrant)



Date:  November 10, 1998








/s/  Edward L. Gallup         Edward L. Gallup, President
--------------------------







/s/  Steven C. Ramsey         Steven C. Ramsey, Senior Vice President - Finance
--------------------------    (Principal Accounting Officer)